ABLECO FINANCE LLC
                                                             299 PARK AVENUE
                                                             NEW YORK, NY. 10171

March 31, 2004

Mr. James M. Chadwick
Pacific Coast Investment Partners LLC
12220 El Camino Real
Suite 400
San Diego, California 92130-2090

Re:   $175 Million Senior Secured Financing Proposal

Dear Mr. Chadwick,

Ableco Finance LLC, ("Lender"), is pleased to submit the following financing proposal for Workflow Management, Inc. and each of its wholly-owned subsidiaries (collectively, "Borrower"). This letter establishes the terms under which we propose to provide Borrower a $175 million senior secured credit and term loan facility (collectively the "Facility"). This financing proposal, as further described in the attached Term Sheet, is based upon information concerning the Borrower which has been provided to Ableco Finance LLC.

This letter is a proposal, to be used as a basis for continued discussions, and does not constitute a commitment of Lender, or an agreement to deliver such a commitment. If delivered such a commitment would be subject to completion of due diligence by Lender.

Please note, moreover, that the terms and conditions of the proposed financing are not limited to those set forth herein or in Term Sheet. Those matters that are not covered or made clear herein or in Term Sheet are subject to mutual agreement of the parties. The terms and conditions of this letter may be modified only in writing.

Costs and Expenses

In further consideration of the proposal from Lender and recognizing that in connection herewith Lender is incurring costs and expenses (including, without limitation, fees and disbursements of counsel, filing and recording fees, costs and expenses of due diligence, transportation, duplication, messenger, appraisal, audit, and consultant costs and expenses), Borrower hereby agrees to pay, or reimburse Lender for all such costs and expenses, regardless of whether any of the transactions contemplated hereby are consummated. Borrower also agrees to pay all costs and expenses of Lender (including, without limitation, fees and disbursements of counsel) incurred in connection with the enforcement of any of its rights and remedies hereunder.

Workflow Management, Inc.
4/1/2004
Page 2 of 12
--------------------------------------------------------------------------------

Upon accepting this proposal letter, Borrower agrees to pay to Lender an expense deposit of $200,000 (the "Deposit") which amount shall be applied to the payment of costs and expenses payable by Borrower pursuant to the preceding paragraph. Lender will retain the Deposit regardless of whether a commitment letter consistent with the terms of this proposal letter is issued or the Facility is consummated; provided, however, that if either (a) Borrower closes the proposed Financing with Lender, or (b) Lender notifies Borrower in writing that it is no longer willing to pursue the proposed Financing any unapplied balance of the Deposit will be promptly refunded to Borrower.

Confidentiality

This proposal letter (including the Term Sheet) is for the confidential use of the Borrower, its Board of Directors, shareholders, and their respective professional advisors, and its existence or the terms hereof may only be disclosed to them, or as may be required by law.

Information

In issuing this proposal letter, Lender is relying on the accuracy of the information furnished to it by or on behalf of Borrower and its affiliates, without independent verification thereof.

Indemnification

Borrower agrees to indemnify and hold harmless Lender, and each of their affiliates and each of its respective officers, directors, employees, lenders, advisors, attorneys and representatives (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, fees and disbursements of counsel), that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to any investigation, litigation or proceeding or the preparation of any defense with respect thereto, arising out of or in connection with or relating to this proposal letter or the loan documentation or the transactions contemplated hereby, or any use made or proposed to be made with the proceeds of the Facility, whether or not such investigation, litigation, or proceeding is brought by Borrower or any its affiliates, any shareholders or creditors of the foregoing, and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

Workflow Management, Inc.
4/1/2004
Page 3 of 12
--------------------------------------------------------------------------------

Borrower further agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to Borrower or any of its affiliates, or any shareholders or creditors of the foregoing, for or in connection with the transactions contemplated hereby, except to the extent such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In no event, however, shall any Indemnified Party be liable on any theory of liability for any special, indirect, consequential or punitive damages.

Governing Law, Etc.

This proposal letter shall be governed by, and construed in accordance with, the law of the State of New York. This proposal letter sets forth the entire agreement between the parties with respect to the matters addressed herein and supersedes all prior communications, written or oral, with respect hereto. This proposal letter may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original and all of which, taken together, shall constitute one and the same letter. Delivery of an executed counterpart of a signature page to this letter by telecopier shall be as effective as delivery of a manually executed counterpart of this letter. Borrower's obligations under the paragraphs captioned "Indemnification", "Costs and Expenses", and "Confidentiality" shall survive the expiration or termination of this letter.

Waiver of Jury Trial

Each party hereto irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to letter or the transactions contemplated by this letter or the actions of Lender or any of its affiliates in the negotiation, performance, or enforcement of this letter.

Workflow Management, Inc.
4/1/2004
Page 4 of 12
--------------------------------------------------------------------------------

Please indicate Borrower's acceptance of the provisions hereof by having Borrower sign the enclosed copy of this letter and returning it, together with the Deposit, to Patrick Walsh at Ableco Finance LLC, 299 Park Avenue, NY, NY at or before 5:00 p.m. (Eastern Standard Time) on April 5, 2004. If Borrower elects to deliver this letter by telecopier, please arrange for the executed original to follow by next-day courier.

Very truly yours,

Ableco Finance LLC


By:______________________________
Name: Kevin Genda
Title: Senior Vice President


ACCEPTED AND AGREED TO BY
WORKFLOW MANAGEMENT, INC.
this ___ day of ___________, 2004

By:______________________________
Name:
Title:

Workflow Management, Inc.
4/1/2004
Page 5 of 12
--------------------------------------------------------------------------------

                      $175 Million Senior Secured Facility
                          Summary Terms and Conditions

---------------------------------------------------------------------------------------------------------
Borrower:                                       Workflow  Management,  Inc.  and each of its wholly owned
                                                subsidiaries (collectively "Borrower").

---------------------------------------------------------------------------------------------------------
Administrative Agent:                           Ableco Finance LLC ("Lender")

---------------------------------------------------------------------------------------------------------
Revolver:                                       A  revolving   credit  facility  of  up  to  $100,000,000
                                                including a $20,000,000  sub-limit for letters of credit,
                                                such  letters of credit,  if  issued,  would be  reserved
                                                100% against borrowing availability.

---------------------------------------------------------------------------------------------------------
Borrowing Base:                                 Advances and letters of credit  issued under the Revolver
                                                would be subject to availability  and to a borrowing base
                                                comprised  of  (i)  up  to  85%  of  Borrowers   eligible
                                                accounts  receivable,  and (ii) the  lesser  of (a) up to
                                                65% on Borrowers  eligible  inventory valued at the lower
                                                of cost or market or (b) 85% of the  orderly  liquidation
                                                value of inventory net of liquidation expenses.
---------------------------------------------------------------------------------------------------------
Term Loan A:                                    On the closing  date,  Lender  would  provide  Borrower a
                                                term loan  (the  "Term  Loan A") in  amount  equal to the
                                                lesser  of (i)  $15,000,000  or (ii) the sum of (a) up to
                                                65% of the fair market value of the Borrowers  owned real
                                                estate  and  (b) up to 80%  of  the  orderly  liquidation
                                                value  of  Borrower's  machinery  and  equipment  net  of
                                                liquidation expenses.
---------------------------------------------------------------------------------------------------------
Term Loan B:                                    On the closing  date,  Lender  would  provide  Borrower a
                                                term loan (the "Term Loan B") of $60,000,000.
---------------------------------------------------------------------------------------------------------
Maximum Advance under the Facility:             The combined  maximum  amount funded in  connection  with
                                                the  Facility as of the closing  date shall be limited to
                                                four times (4.0) adjusted trailing 12 month EBITDA.
---------------------------------------------------------------------------------------------------------

Workflow Management, Inc.
4/1/2004
Page 6 of 12
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Term Loan A and Term Loan B Amortization:       $2,500,000  per  quarter  during year 1,  $3,000,000  per
                                                quarter in year 2, and  $3,500,000  per quarter in year 3
                                                payable  first to Term Loan A until paid in full and then
                                                to Term Loan B thereafter.

                                                In  addition,  Borrower  would be required to prepay Term
                                                Loan A and Term  Loan B  annually  in an  amount of up to
                                                45% of its excess cash flow.
---------------------------------------------------------------------------------------------------------
Use of Proceeds:                                To  refinance   existing  senior  secured   indebtedness,
                                                provide  for  letters  of  credit,  pay  fees  and  costs
                                                related  to the  Facility  and  in  connection  with  the
                                                termination  of the proposed  going-private  transaction,
                                                and for ongoing working capital needs.
---------------------------------------------------------------------------------------------------------
Interest Rates:                                 Advances outstanding under the Revolver,  Term Loan A and
                                                Term Loan B would  bear  interest  at a rate equal to the
                                                London   Interbank   Offered  Rate   ("LIBOR")  plus  the
                                                Applicable  Margin or the Base  Rate in  effect  plus the
                                                Applicable Margin.

                                                The  Applicable  Margin  for the  Revolver  would be four
                                                percent  (4.00%)  over  the  LIBOR  or one and  one  half
                                                percent (1.50%) over the Base Rate.

                                                The  Applicable  Margin  for  Term  Loan A would  be five
                                                percent  (5.00%)  over  the  LIBOR  or two and  one  half
                                                percent (2.50%) over the Base Rate.

                                                The LIBOR would be the 30 day LIBOR as  published  in the
                                                Wall  Street  Journal  and would be  subject to a minimum
                                                floor of 1.50%.

                                                In the event of a  default,  the  Interest  Rate shall be
                                                increased  two and one  half  percent  (2.50%)  over  the
                                                existing Interest Rate at the time of such default.
---------------------------------------------------------------------------------------------------------

Workflow Management, Inc.
4/1/2004
Page 7 of 12
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Term Loan B Pricing Grid:                       The  pricing on Term Loan B would be subject to a pricing
                                                grid based upon the ratio of total  secured  indebtedness
                                                then  outstanding  to  adjusted  EBITDA for the  trailing
                                                four quarters as detailed below:

                                                                                Applicable Margin
                                                                               -------------------
                                                     Sr Debt/EBITDA            Libor          Base
                                                     --------------            -----          ----
                                                     Greater than 4x           11.00          8.50
                                                     3.75 to 3.99x             10.25          7.75
                                                     3.50 to 3.74x              9.75          7.25
                                                     Less than 3.5x             9.25          6.75

                                                The first  measurement  under the  pricing  grid would be
                                                determined at the closing and  thereafter  would be based
                                                upon  the   Borrower's   reported   quarterly   financial
                                                statements.
---------------------------------------------------------------------------------------------------------
Base Rate:                                      The  Base  Rate  shall  be  the  rate  that  is  publicly
                                                announced  as being  charged  from  time to time by Chase
                                                Manhattan  Bank,  N.A.,  and will have a minimum  rate of
                                                four  percent  (4.00%).  The  rate of  interest  would be
                                                calculated  on the basis of a three  hundred  sixty (360)
                                                day year and  actual  days  elapsed  and would be payable
                                                monthly in arrears.
---------------------------------------------------------------------------------------------------------
Syndication:                                    In the event  that the  Facility  cannot be  successfully
                                                syndicated  under the terms  outlined  in the Term Sheet,
                                                Borrower  agrees  that  Lender  shall  be  entitled,   in
                                                consultation with Borrower, to change the pricing,  fees,
                                                structure,   amount   and  other   terms  of  its  credit
                                                facilities  to the  extent  Lender  determines  that such
                                                changes   are    necessary   to   ensure   a   successful
                                                syndication.  The Term  sheet is deemed to be  amended to
                                                reflect such changes and the  syndication  process  shall
                                                continue.  The agreement in this paragraph  shall survive
                                                closing of the Proposed Facilities.
---------------------------------------------------------------------------------------------------------
Closing Fee:                                    A fee in an  amount  equal  to (i) one  and  one  quarter
                                                percent  (1.25%) on the amount of the  Revolver  and Term
                                                Loan A, plus (ii) four  percent  (4.00%) on the amount of
                                                Term Loan B.
---------------------------------------------------------------------------------------------------------

Workflow Management, Inc.
4/1/2004
Page 8 of 12
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Commitment Fee:                                 A fee  in  the  amount  of  one  percent  (1.00%)  of the
                                                Facility  would be fully  earned,  due and  payable  upon
                                                execution of a  commitment  letter.  If a Commitment  Fee
                                                is paid,  such amount shall be applied toward the Closing
                                                Fee  upon  closing  of  the  Facility.  In  the  event  a
                                                commitment letter is not executed,  the Closing Fee shall
                                                be due and payable upon the closing of the Facility.
---------------------------------------------------------------------------------------------------------
Unused Commitment Fee:                          A fee in an amount  equal to 0.50%  per  annum  times the
                                                unused  portion of the Revolver  would be due and payable
                                                monthly in arrears.
---------------------------------------------------------------------------------------------------------
Servicing Fee:                                  A fee of  $150,000  per annum  earned  as of the  closing
                                                date, payable monthly.
---------------------------------------------------------------------------------------------------------
Work Fee:                                       A non  refundable  work  fee  of  $400,000  payable  upon
                                                delivery  by  Borrower  of  an  executed   copy  of  this
                                                financing proposal.
---------------------------------------------------------------------------------------------------------
Expenses:                                       Borrower  would  agree  to  reimburse  Lender  for all of
                                                Lender's  out-of-pocket  costs and  expenses  relating to
                                                this Financing  transaction,  including,  but not limited
                                                to, search fees,  filing and recording  fees,  attorneys'
                                                fees  and  expenses,   and  financial   examination   and
                                                collateral  appraisal  fees and  expenses  (collectively,
                                                "Expenses").  Without  limiting the  foregoing,  Borrower
                                                would be  required to pay (a) a fee of $1,500 per day per
                                                analyst, plus out-of-pocket  expenses, for each financial
                                                audit of  Borrower  performed  by  personnel  employed by
                                                Lender,  and (b) the actual  charges  paid or incurred by
                                                Lender  if it elects to  employ  the  services  of one or
                                                more  third  parties  to  perform   financial  audits  of
                                                Borrower,  to  appraise  Borrower's  collateral,   or  to
                                                assess Borrower's business valuation.
---------------------------------------------------------------------------------------------------------
Term:                                           Three years from the closing date ("Maturity Date").
---------------------------------------------------------------------------------------------------------

Workflow Management, Inc.
4/1/2004
Page 9 of 12
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Early Termination Premium:                      Three  percent  (3.00%) of the total  amount  outstanding
                                                under  the   Facility  for  the  first  12  months  after
                                                closing,   two  percent   (2.00%)  of  the  total  amount
                                                outstanding  under the Facility  during months 13 through
                                                24,  and  one  percent   (1.00%)  of  the  total   amount
                                                outstanding  under the facility  thereafter for each full
                                                or partial year remaining until the Maturity Date.
---------------------------------------------------------------------------------------------------------
Collateral:                                     All  advances  under the  Revolver  and Term Loan A shall
                                                have a first priority  perfected security interest in all
                                                of  Borrower's  now owned or hereafter  created  property
                                                and assets of  Borrower,  including,  but not limited to,
                                                accounts, customer contracts,  inventory, equipment, real
                                                property,   chattel   paper,   documents,    instruments,
                                                copyrights,  trademarks,  and patents and related rights,
                                                general intangibles (including contract rights),  deposit
                                                accounts,  cash  and  cash  equivalents,  and  investment
                                                property (including  interests in subsidiaries),  and all
                                                proceeds   and   products   thereof,   a  pledge  of  the
                                                outstanding  stock  of  the  Borrower,  collectively  the
                                                Revolver and Term Loan A Collateral.  All advances  under
                                                Term  Loan B  shall  have  a  second  priority  perfected
                                                interest  in the  Revolver  and  Term  Loan A  Collateral
                                                collectively  the Term Loan B  Collateral.  In  addition,
                                                to the extent  required by Lender,  Lender shall  receive
                                                such third  party  agreements  or  consents as Lender may
                                                require.     All    Lender     Facilities     would    be
                                                cross-defaulted,   cross   collateralized  and  would  be
                                                guaranteed by any subsidiaries.
---------------------------------------------------------------------------------------------------------
Collection:                                     Borrower  would direct all of its  customers to remit all
                                                payments  to  deposit  accounts  that are the  subject of
                                                tri-party  agreements  among  Borrower,  Lender,  and the
                                                depositary banks and would be required  promptly to remit
                                                any payments  received by it to these  deposit  accounts.
                                                The  terms and  conditions  of the  tri-party  agreements
                                                would need to be acceptable to Lender.
---------------------------------------------------------------------------------------------------------

Workflow Management, Inc.
4/1/2004
Page 10 of 12
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Financial Covenants:                            Borrower would be required to maintain certain  financial
                                                covenants  which  would  be  based  upon  a  discount  of
                                                Borrower's    projected    operating    performance   and
                                                determined   prior  to  close.   Lender   contemplates  a
                                                minimum level of EBITDA,  maximum  senior debt to EBITDA,
                                                maximum  total  funded  debt to EBITDA,  maximum  capital
                                                expenditures  limitation,  and  a  minimum  Fixed  Charge
                                                coverage   ratio   defined   as   EBITDA   less   Capital
                                                Expenditures  divided  by the sum of (i)  cash  interest,
                                                (ii) scheduled  principal  payments and (iii) taxes. Each
                                                covenant  shall  be  set  at  a  discount  to  Borrower's
                                                projections and measured  monthly based upon a rolling 12
                                                months of actual performance.
---------------------------------------------------------------------------------------------------------
Insurance:                                      The Borrower and its  subsidiaries  would have  insurance
                                                coverage acceptable to Lender including,  but not limited
                                                to,  loss  payable   endorsements  on  all  property  and
                                                casualty  coverage  in favor of Lender and naming  Lender
                                                as an additional  insured on liability  policies,  issued
                                                by  responsible  carriers or terms and with  coverage (in
                                                an amount and scope)  acceptable  to Lender and requiring
                                                at  least   thirty   (30)   days   notice  to  Lender  of
                                                cancellation, non-renewal or material change.
---------------------------------------------------------------------------------------------------------
Financial Reporting:                            Customary  for  Lender's  loans of this  type  and  those
                                                additional   deemed   appropriate   by  Lender  for  this
                                                transaction  including monthly  financial  statements and
                                                annual audited financial statements and projections.
---------------------------------------------------------------------------------------------------------
Conditions Precedent to Closing:                Customary  for  Lender's  loans of this  type  and  those
                                                additional   deemed   appropriate   by  Lender  for  this
                                                transaction, including the following:

                                                    a)   Completion   of   Lender's   business,    legal,
                                                         collateral  due  diligence,  including  but  not
                                                         limited  to, a  collateral  audit and  review of
                                                         Borrower's  books  and  records,   an  equipment
                                                         appraisal,  a valuation  appraisal on other real
                                                         property  where   appropriate   and  a  business
                                                         enterprise  valuation,  the results of which are
                                                         satisfactory to Lender,
---------------------------------------------------------------------------------------------------------

Workflow Management, Inc.
4/1/2004
Page 11 of 12
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                                                    b)   Confirmation  that the  adjusted  EBITDA  of the
                                                         Borrower  was no less than $38  million  for the
                                                         latest available prior 12-month period,

                                                    c)   Gross  proceeds  from the issuance of new common
                                                         equity  of not less  than  $30,000,000  on terms
                                                         and  conditions   acceptable  to  Lender,   such
                                                         proceeds  to  be  used  to  refinance   existing
                                                         senior secured indebtedness at closing,

                                                    d)   Lender's    review   of   Borrower's    material
                                                         agreements,

                                                    e)   UCC,  tax lien,  and  litigation  searches,  the
                                                         results of which are satisfactory to Lender,

                                                    f)   Customary  individual   background  checks,  the
                                                         results of which are satisfactory to Lender,

                                                    g)   Review  of  Borrower's  business  plan and final
                                                         capital  structure,  the  results  of which  are
                                                         satisfactory to Lender,

                                                    h)   A minimum of $10,000,000 in excess availability
                                                         under the Facility plus  unrestricted  cash and
                                                         cash equivalents of Borrower at closing,  after
                                                         giving  effect to the initial use of proceeds,
                                                         at a level  satisfactory  to Lender  based upon
                                                         Borrower's  business  plan.  In  addition,  the
                                                         Borrower would be required to maintain  minimum
                                                         availability  at  all  times  of no  less  than
                                                         $5,000,000,

                                                    i)   Payment of all accrued and unpaid expenses,
---------------------------------------------------------------------------------------------------------

Workflow Management, Inc.
4/1/2004
Page 12 of 12
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                                                    j)   Legal   documentation,   including   a  security
                                                         agreements,    control   agreements,    landlord
                                                         waivers,   pledge   agreements,    subordination
                                                         agreements,  bailee  agreements,  and  Financing
                                                         Statements to be satisfactory to Lender,

                                                    k)   Lender's  receipt of final  credit  approval for
                                                         the Financing for the Transaction;
---------------------------------------------------------------------------------------------------------
Scheduled Closing Date:                         Closing Date to occur on or before April 30, 2004.
---------------------------------------------------------------------------------------------------------
Reliance:                                       This term sheet expresses our  preliminary  indication of
                                                interest,   to  be  used  as  a   basis   for   continued
                                                discussions,  and does not  constitute  a  commitment  of
                                                Lender,  or an agreement  to deliver  such a  commitment.
                                                If  delivered,  such a  commitment  would be  subject  to
                                                complete due diligence by Lender.
---------------------------------------------------------------------------------------------------------